Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT, dated as of December 9, 2022 (this “Amendment”), among Cardinal Funding LLC, as borrower (the “Borrower”), Apollo Debt Solutions BDC, in its capacity as collateral manager (the “Collateral Manager”) and in its capacity as equityholder (the “Equityholder”), the Lenders from time to time party thereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), The Bank of New York Mellon Trust Company, National Association, as collateral agent (the “Collateral Agent”), custodian (the “Custodian”) and collateral administrator (the “Collateral Administrator”).

WHEREAS, the Borrower, the Collateral Manager, the lenders from time to time parties thereto (the “Lenders”), the Equityholder, the Administrative Agent, the Custodian, the Collateral Agent and the Collateral Administrator are party to the Credit and Security Agreement, dated as of January 7, 2022 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with Section 12.01 of the Credit Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

SECTION 2.1. Amendment to the Credit Agreement.

As of the date of this Amendment, (a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto, and (b) the Schedules and Exhibits are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits attached as Appendix B hereto.

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ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Facility Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date), except for any such representations and warranties that are qualified by materiality which shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This amendment shall become effective upon satisfaction of each of the following conditions:

   (a) the execution and delivery of this Amendment by the parties hereto;

   (b) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

   (c) the Administrative Agent’s receipt of the executed legal opinion of Dechert LLP counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion; and

   (d) the payment by the Borrower in immediately available funds of all fees required to be paid on the date hereof, and the reasonable and documented fees, disbursements and other charges of outside counsel to be received on the date hereof in accordance with Section 12.04 of the Credit Agreement.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to The Bank of New York Mellon Trust Company, National Association) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Collateral Agent, Custodian and Collateral Administrator Direction. By its execution hereof (i) the Administrative Agent hereby authorizes and directs the Collateral Agent and the Custodian to execute and deliver this Amendment on the date hereof and (ii) the Collateral Manager hereby authorizes and directs the Collateral Administrator to execute and deliver this Amendment on the date hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CARDINAL FUNDING LLC, as Borrower

By: APOLLO DEBT SOLUTIONS BDC, its sole member

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Amendment No. 4 to Credit Agreement]

APOLLO DEBT SOLUTIONS BDC, as Collateral Manager and Equityholder

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Amendment No. 4 to Credit Agreement]

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Vincent Nocerino
Name: Vincent Nocerino
Title: Attorney in Fact

[Signature Page to Amendment No. 4 to Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Richard Tantone
Name: Richard Tantone
Title: Authorized Signatory

By:	/s/ Ricardo Hipolito
Name: Ricardo Hipolito
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Administrator

By:	/s/ Agnes Leung
Name: Agnes Leung
Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian

By:	/s/ Agnes Leung
Name: Agnes Leung
Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. ~~3~~4 DATED ~~AUGUST 17~~DECEMBER 9, 2022

CREDIT AND SECURITY AGREEMENT

Dated as of January 7, 2022

among

CARDINAL FUNDING LLC,

as Borrower,

APOLLO DEBT SOLUTIONS BDC,

as Collateral Manager and Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

CITIBANK, N.A.,

as Administrative Agent,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as Custodian, Collateral Agent, and Collateral Administrator

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Assets, the sum of the Principal Balances of all or of such portion of such Collateral Assets (other than Ineligible Collateral Assets).

“Aggregate Unfunded Spread” means, as of any date, the sum of the products obtained by multiplying (a) for each Delayed Drawdown Collateral Asset and Revolving Collateral Asset, the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect for such Delayed Drawdown Collateral Asset or Revolving Collateral Asset as of such date and (b) the unfunded commitments of each such Delayed Drawdown Collateral Asset and Revolving Collateral Asset as of such date.

“Agreement” means this Credit and Security Agreement.

“Amortization Period” means the period beginning on the Commitment Termination Date and ending on the date on which all Obligations are Paid in Full.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any of its Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which the Borrower or any of its Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Conversion Rate” means, with respect to any Collateral Asset denominated and payable in an Eligible Currency (other than Dollars) on any date of determination (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Collateral Manager through customary banking channels or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day if such day is a Business Day or if such date is not a Business Day, the end of the immediately preceding Business Day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law” means any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” means, on any day with respect to any Advance in respect of (a) a Broadly Syndicated Loan (x) prior to the Commitment Termination Date, 1.70% per annum or (y) on and after the Commitment Termination Date, 2.20% per annum, (b) a Bond (x) prior to the Commitment Termination Date, 2.00% per annum or (y) on and after the Commitment Termination Date, 2.50% per annum, (c) a Private Credit Loan (x) prior to the Commitment Termination Date, ~~2.20~~2.75% per annum or (y) on and after the Commitment Termination Date, ~~2.70~~3.25 % per annum and (d) with respect to any Advance in respect of any other Eligible Collateral Asset (x) prior to the Commitment Termination Date, ~~2.45~~3.25% per annum or (y) on and after the Commitment Termination Date, ~~2.95~~3.75% per annum.

“Applicable Reference Rate” means, collectively or individually, Term SOFR, the CDOR Rate, SONIA or the EURIBOR Rate.

“Approval Request” has the meaning assigned to such term in Section 2.01(a).

“Approved Broker Dealer” means each qualified broker-dealer listed on Schedule 5 or approved by the Administrative Agent in its reasonable discretion.

“Approved Valuation Firm” means each of Duff & Phelps Corp., FTI Consulting, Inc., Houlihan Lokey, Lincoln International LLC, Murray Devine, Valuation Research Corp., and any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent and the Borrower, each in its reasonable discretion.

“Asset Advance Rate” means, as of any date of determination with respect to each Eligible Collateral Asset, the Asset Advance Rate set forth on the related Approval Request by the Administrative Agent, which shall be based on the lowest applicable indicative levels for the type of such Eligible Collateral Asset set forth below:

Type of Eligible Collateral Asset	Asset Advance Rate
Broadly Syndicated Loans with a Moody’s Rating of “B3” or higher and an S&P Rating of “B-” or higher	75.0%
Private Credit Loans	72.5%
Senior Secured Bonds	70.0%
Middle Market Loans (that are not Private Credit Loans)	70.0%
Broadly Syndicated Loans with a Moody’s Rating of less than “B3” or an S&P Rating of less than “B-” after the related Acquisition Date	40.0%
Second Lien Loans	40.0%.
Senior Unsecured Bonds	35.0%

“Asset Value” means, with respect to any Collateral Asset on the relevant date of determination,

(a) prior to the occurrence of an Asset Value Adjustment Event its Original Asset Value; and

(b) (i) after the occurrence of an Asset Value Adjustment Event set forth in clause (a), (c) or (d) of the definition thereof below, zero (unless otherwise expressly determined by the Administrative Agent in its sole discretion); and

“Concentration Denominator” means (x) during the Fourth Amendment Ramp-Up Period, $~~750,000,000~~1,150,000,000 and (y) after the end of the Fourth Amendment Ramp-Up Period, the sum of (1) the Aggregate Principal Balance of the Eligible Collateral Assets owned (and, solely in relation to a proposed purchase of an Eligible Collateral Asset, proposed to be owned) by the Borrower and (2) the Principal Proceeds and Eligible Investments made with Principal Proceeds on deposit in the Principal Collection Account as of such date, and in each case in accordance with the procedures set forth in Section 1.04; provided that, for purposes of calculating the Concentration Denominator, the Principal Balance of any Collateral Asset denominated in an Eligible Currency other than Dollars shall be calculated using the Applicable Conversion Rate as of the applicable Acquisition Date unless such Applicable Conversion Rate as of the applicable Acquisition Date varies by more than 2% from the then-current Applicable Conversion Rate, in which case, the then-current Applicable Conversion Rate shall be used.

“Concentration Limitations” means, as of any date of determination, the following limitations measured by Principal Balance and calculated as a percentage of the Concentration Denominator:

   (a) not more than 3.0% consists of Collateral Assets of any one (1) Obligor (and Affiliates thereof); provided that, Collateral Assets to the largest three Obligors (and Affiliates thereof), may each constitute up to 5.0%;

   (b) not more than 12.0% consists of Collateral Assets with Obligors in any one GICS Industry Classification; provided that (x) Collateral Assets with Obligors in the largest GICS Industry Classification may constitute up to 20.0% and (y) Collateral Assets with Obligors in the second-largest GICS Industry Classification may constitute up to 17.5%;

   (c) not more than 10.0% consists of MRR Loans;

   (d) not more than 20.0% consists of Collateral Assets denominated in a currency other than Dollars;

   (e) not more than 15.0% consists of Revolving Collateral Assets and Delayed Drawdown Collateral Assets;

   (f) not more than 10.0% consists of Collateral Assets that provide for payment of interest in cash less frequently than quarterly;

   (g) not more than 5.0% consists of Collateral Assets (excluding MRR Loans) with respect to which the Obligor has EBITDA as of the Relevant Test Period most recently ended prior to such date of determination of less than $40,000,000;

   (h) not more than 5.0% consists of DIP Loans;

   (i) not more than 10.0% consists of First Lien Last Out Loans and Second Lien Loans (excluding the portion of any Collateral Assets that are considered Second Lien Loans pursuant to the final proviso of the definition thereof);

   (j) not more than 20.0% consists of First Lien Last Out Loans and Second Lien Loans (including the portion of any Collateral Assets that are considered Second Lien Loans pursuant to the final proviso of the definition thereof);

   (k) not more than 60.0% consists of Covenant Lite Loans; provided that not more than 25% consists of Covenant Lite Loans with an EBITDA as of the Relevant Test Period most recently ended prior to such date of determination of less than $100,000,000;

   (l) not more than 5.0% consists of PIK Loans;

   (m) not more than 15.0% consists of Bonds, provided that no more than 7.5% may consist of Senior Unsecured Bonds;

   (n) not more than 10.0% consists of Fixed Rate Obligations other than Bonds;

   (o) not more than 10.0% consists of Participation Interests;

   (p) not more than 10.0% consists of Broadly Syndicated Loans with (i) a Moody’s Rating of below “B3” or (ii) an S&P Rating of below “B-”; ~~and~~

   (q) not more than ~~2.5~~5.0% consists of Collateral Assets organized or incorporated in any Qualified Jurisdiction specified in clause (vi) of the definition thereof; and

   (r) not more than the greater of (x) $780,520,337.62 and (y) 50.0% consists of Broadly Syndicated Loans and Bonds.

provided that, for purposes of calculating the Concentration Limitations, the Principal Balance of any Collateral Asset denominated in an Eligible Currency other than Dollars shall be calculated using the Applicable Conversion Rate as of the applicable Acquisition Date unless such Applicable Conversion Rate as of the applicable Acquisition Date varies by more than 2% from the then-current Applicable Conversion Rate, in which case, the then-current Applicable Conversion Rate shall be used.

“Conforming Changes” means, with respect to the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of U.S. Government Securities Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement” (including whether such formula shall be cumulative or non-cumulative), the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Collateral Manager decides may be appropriate to reflect the adoption and implementation of such Benchmark fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Asset to the extent such amount is attributable to a time before the Acquisition Date thereof, (iii) any reimbursement of insurance premiums not paid by the Borrower using Collections, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Asset which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements as Related Security under the Related Documents securing the obligations represented by such Collateral Asset or (v) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower in accordance with this Agreement, in each case to the extent such amount is attributable to a time after the effectiveness of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment or an Advance pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Commitment or Advance or (ii) such Lender designates a new lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 12.03(f), and (d) Taxes imposed by FATCA.

“Facility Amount” means during the Reinvestment Period, $~~500,000,000~~800,000,000 (as such amount may be reduced from time to time pursuant to Section 2.06, increased pursuant to Section 2.22 or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent); provided, that following the Commitment Termination Date, the Facility Amount will equal the Advances Outstanding as of the applicable date of determination.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Sale Agreement, the Administrative Agent Fee Letter, the Lender Fee Letter, the Collateral Administration and Agency Fee Letter and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower in favor of the Collateral Agent, the Administrative Agent or any Lender from time to time pursuant to this Agreement.

“Facility Increase” has the meaning specified in Section 2.22.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section on specified collateral securing the Obligor’s obligations under such Collateral Asset (whether or not such Collateral Asset is also secured by any lower priority Lien on other collateral) subject to customary permitted Liens (including any such Lien securing a Permitted Working Capital Facility); and (iii) the Collateral Manager determines in good faith in accordance with the Collateral Management Standard that the value of the collateral securing such Collateral Asset together with other attributes of the Obligor (including, without limitation, the Obligor’s cash flow, enterprise value and general financial condition) on or about the Acquisition Date is at all times adequate to repay the outstanding Principal Balance of such Collateral Asset plus the aggregate outstanding Principal Balances of all other loans of equal seniority secured by a first priority Lien in the same collateral.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fitch Rating” means, with respect to any Collateral Asset, either (i) the public rating issued by Fitch (based on tranche rating and not corporate family rating) or (ii) any credit estimate issued by Fitch received by the Borrower or the Collateral Manager.

“Fixed Rate Obligation” means any Collateral Asset that bears a fixed rate of interest.

“Floor” means, with respect to any Eligible Currency, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the applicable initial Benchmark for such Eligible Currency provided for hereunder.

“Floor Obligation” means, as of any date:

   (a) a Collateral Asset (i) for which the Related Documents provides for a London interbank offered rate (or any successor index therefor) option and that such rate is calculated as the greater of a specified “floor” rate per annum and such rate for the applicable Interest Accrual Period and (ii) that, as of such date, bears interest based on such rate option, but only if as of such date the applicable rate for the applicable Interest Accrual Period is less than such floor rate; and

   (b) a Collateral Asset (i) for which the Related Documents provides for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable Interest Accrual Period and (ii) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable Interest Accrual Period is less than such floor rate.

“Fourth Amendment Closing Date” means December 9, 2022.

“Fourth Amendment Closing Date Advances Amount” means an amount equal to $500,000,000.00, calculated as the sum of (x) the Advances Outstanding financing the purchase or origination of Broadly Syndicated Loans as of the Fourth Amendment Closing Date and (y) the Advances Outstanding financing the purchase or origination of Bonds as of the Fourth Amendment Closing Date.

“Fourth Amendment Ramp-Up Period” means the period from and including the Fourth Amendment Closing Date through the earlier to occur of (a) the first date on which the Aggregate Principal Balance of the Collateral Assets equals or exceeds $1,150,000,000 and (b) the three-month anniversary of the Fourth Amendment Closing Date.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (as determined by the Administrative Agent) (a) increase or extend the term of the Commitments or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any scheduled payment of principal or the amount of any other payment due to any Lender, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder (other than any waiver or rescission of the Default Rate), (e) release any material portion of the Collateral, except in connection with dispositions expressly permitted hereunder, (f) alter the terms of Section 9.01 or Section 12.01(b) or, for purposes of Sections 9.01 or 12.01(b), alter any defined term or alter any other provision of this Agreement to the extent such alteration would alter the order of application of proceeds or the pro rata sharing of payments required thereby or (g) modify the definitions of the terms “Required Lenders” or “Fundamental Amendment” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof.

“FX Terms” has the meaning assigned to such term in Section 2.15(c)(iv).

“FX Transaction” has the meaning assigned to such term in Section 2.15(c)(iv).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States or, with respect to an Obligor located outside the United States, such other generally accepted accounting principles in effect from time to time in the jurisdiction of such Obligor.

“GBP” means the lawful currency of the United Kingdom.

“GICS Industry Classification” means the industry classifications set forth in Schedule 4, as such industry classifications shall be updated at the mutual agreement of the Administrative Agent and the Borrower if MSCI Inc. publishes revised industry classifications.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

hereto or containing the information set forth in Exhibit A hereto (together with any attachments or responses required in connection therewith, an “Approval Request”). Such approval may take the form of a standing list of pre-approved assets containing the characteristics of each pre-approved asset (other than purchase price), together with a notice of intention to trade containing the par amount and purchase price of the Collateral Asset(s) being acquired delivered on or prior to 11:00 a.m. on the proposed trade date.

(b) The Administrative Agent shall have the right to approve or reject any Approval Request in its sole discretion and/or to request additional information regarding any proposed Collateral Asset. The Administrative Agent shall promptly after receipt by the Administrative Agent of all required information and documentation notify the Collateral Manager and the Borrower (with a copy to the Collateral Agent and the Collateral Administrator) in writing (including via electronic mail) whether each Approval Request has been approved or rejected; provided that if the Administrative Agent shall fail to so notify the Collateral Manager and the Borrower, the Administrative Agent shall be deemed to have rejected such Approval Request. Any approval may be withdrawn at any time at least three (3) Business Days prior to the time at which the Borrower actually becomes obligated to purchase or enter into documents governing such proposed Collateral Asset by written notice (including via e-mail) of such withdrawal from the Administrative Agent to the Collateral Manager. If the Borrower has not entered into a binding obligation to purchase such Collateral Asset within thirty (30) Business Days of the date of such approval or a material and adverse change occurs with respect to such Collateral Asset or the related Obligor, then, except as provided in the next succeeding sentence, the Borrower shall re-submit an Approval Request and shall not be authorized to purchase such proposed Collateral Asset until the Administrative Agent approves such updated Approval Request in its sole discretion. If the Administrative Agent has rejected an Approval Request, or withdrawn or withheld its approval of any such request, then the Borrower shall not be authorized to purchase such proposed Collateral Asset unless, in the case of a withdrawn approval (including any withdrawal or requirement to re-submit an Approval Request pursuant to the immediately preceding sentence), the Administrative Agent has not withdrawn its approval at least three (3) Business Days prior to the time at which the Borrower enters into a commitment to purchase such proposed Collateral Asset.

(c) On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make loans to the Borrower to (x) finance the purchase or origination of Eligible Collateral Assets that are Middle Market Loans and/or Private Credit Loans (each, an “Advance (Specified)”) and (y) finance the purchase or origination of other Eligible Collateral Assets (each, an “Advance (Other)”), in each case from time to time on any Business Day during the Reinvestment Period, on a pro rata basis in each case in an aggregate principal amount at any one time outstanding up to but not exceeding (x) in the case of Advances (Specified), such Lender’s Commitment (Specified), (y) in the case of Advances (Other), such Lender’s Commitment (Other) and (z) in the aggregate, such Lender’s Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding the Borrowing Base (Aggregate) as then in effect; provided that the Advances Outstanding financing the purchase or origination of Broadly Syndicated Loans or Bonds shall not exceed the Fourth Amendment Closing Date Advances Amount on or after the Fourth Amendment Closing Date. Each such borrowing of an Advance on any single day is referred to herein as a “Borrowing”.

APPENDIX B

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. ~~1~~4 DATED ~~APRIL 7~~DECEMBER 9,

2022

SCHEDULE 1

Initial Commitments and Percentages

Lender	Commitment (Other)		Percentage
Citibank, N.A.	$	~~314,814,815~~414,814,815	~~62.963%~~51.852%
Royal Bank of Canada	$	~~185,185,185~~385,185,185	~~37.037%~~48.148%
Total	$	~~500,000,000~~800,000,000	100%

Sch. 1-1